Exhibit 99.1

CONTACT: Public Relations Laura Adams for QuadraMed 703.742.5311 Laura.Adams@QuadraMed.com Investor Relations 703.742.5393 InvestorRelations@QuadraMed.com

QuadraMed Announces Agreement to be Acquired by Francisco Partners

RESTON, Va. – Dec. 8, 2009 – QuadraMed® Corporation (NASDAQ:QDHC), a leading provider of healthcare information technologies and services that help turn quality care into positive financial outcomes, announced that it has entered into a definitive merger agreement to be acquired by Francisco Partners, one of the world’s largest technology-focused private equity firms.

Under the terms of the agreement Francisco Partners has agreed to acquire all of the outstanding shares of QuadraMed’s common stock for $8.50 per share in cash and all of the outstanding shares of QuadraMed’s Series A Cumulative Mandatory Convertible Preferred Stock for $13.7097 per share in cash. The per-share consideration to the Series A Preferred Stock represents the common-equivalent consideration for such Series A Preferred Stock based on its current conversion ratio. The all-cash transaction is valued at approximately $126 million.

The proposed purchase price per share of common stock represents a premium of approximately 32.6% to the closing share price of QuadraMed’s common stock on December 7, 2009, the last trading day prior to the public announcement of the transaction, a premium of approximately 33.3% to the 30-day trailing average closing price of QuadraMed’s common stock, and a premium of approximately 7.1% to the 52-week-high closing price of QuadraMed’s common stock.

Following the unanimous recommendation of a special committee comprised entirely of independent directors, QuadraMed’s Board of Directors approved the merger agreement and has recommended that QuadraMed’s stockholders vote to approve the merger. Piper Jaffray & Co. has acted as exclusive financial advisor and delivered a fairness opinion to the Special Committee and to the Board of Directors.

“After a thorough and careful review of the strategic alternatives available to us, QuadraMed’s special committee and Board of Directors have concluded that this transaction represents the best option to maximize value for our shareholders. The Board believes that this transaction is in the best interest of our shareholders, and is also beneficial to our customers and partners,” said James E. Peebles, Chairman of QuadraMed’s Board of Directors. “QuadraMed has a proven track record of providing software and services that help healthcare organizations turn quality care into positive financial results. Francisco Partners is a leading private equity firm that helps technology companies build on their success. I’m confident that the Company, fortified by Francisco Partners’ extensive resources, will continue to build on the impressive legacy of quality products and services offered to the healthcare industry.”

QuadraMed’s directors and executive officers and affiliates, who control approximately 8.4% in the aggregate of the outstanding common stock, have agreed to vote their shares in favor of the transaction, which is subject to customary closing conditions, including the approval of QuadraMed’s common stockholders and regulatory approval.

There is no financing condition to the transaction, but Wells Fargo Foothill, part of Wells Fargo & Company (NYSE: WFC), and Silicon Valley Bank have committed to provide debt financing for the transaction. The Company anticipates a stockholder meeting in the first quarter of 2010, with closing to follow shortly thereafter. QuadraMed plans to maintain its Reston, Virginia headquarters and operations at its various offices throughout the United States.

“Francisco Partners brings to QuadraMed extensive resources, expertise and a proven track record of helping healthcare technology companies sharpen their strategy and operational execution. Operating as a private company will also allow us to place more emphasis on generating long-term value for our clients with less distraction on short-term results for the public markets,” said Duncan James, QuadraMed’s president and chief executive officer.

“We look forward to working with Francisco Partners to execute our major strategic initiatives, which include helping our clients attain ARRA stimulus funds with the deployment of our award-winning Electronic Health Record solution (QCPR); assisting healthcare facilities with their transition from ICD-9 to ICD-10 code sets; and our on-going investment in the Company’s proven, Care Based Revenue Cycle solutions.”

“We are excited to become part of QuadraMed’s future success with this acquisition,” said Ezra Perlman, Partner, Francisco Partners. “We understand the critical role technology plays to drive quality care and to make healthcare more efficient. QuadraMed has a quality set of products, an extensive customer base, and a solid market position. We look forward to supporting Duncan and the Company’s management team as we go forward together to create long-term value for the Company’s customers, employees, and stakeholders.”

QuadraMed will represent Francisco Partners’ fifth separate investment in the healthcare IT industry including current portfolio companies API Healthcare, AdvancedMD Software, and Healthland, as well as former company LYNX Medical Systems, which was acquired by Picis, Inc. in 2007.

In connection with the transaction, Piper Jaffray & Co. served as exclusive financial advisor and Crowell & Moring LLP acted as legal advisor to QuadraMed; William Blair & Company served as financial advisor and Shearman & Sterling LLP acted as legal advisor to Francisco Partners.

About QuadraMed Corporation

QuadraMed® – (NASDAQ: QDHC) is a leading provider of healthcare technologies and services that help turn quality care into positive financial outcomes. QuadraMed provides innovative solutions that streamline processes, ensure compliance and help healthcare professionals deliver quality patient care. Behind the Company’s products and services is a staff of 600 professionals whose experience and dedication have earned QuadraMed the trust and loyalty of clients at over 2,000 healthcare provider facilities. For more information about QuadraMed, visit http://www.quadramed.com.

About Francisco Partners

With approximately $5.0 billion of committed capital and offices in San Francisco and London, Francisco Partners is one of the world’s largest technology-focused private equity funds. The firm was founded to pursue structured investments in technology companies undergoing strategic, technological, and operational inflection points. Francisco Partners targets majority and minority investments in private companies, public companies, and divisions of public companies, with transaction values ranging from $30 million to $2.0 billion. The principals of Francisco Partners have a proven track record, having invested in excess of $3.0 billion of equity capital in over 50 technology companies. For additional information, visit www.franciscopartners.com.

Cautionary Statement on Risks Associated with QuadraMed Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words “believe,” “expect,” “target,” “goal,” “project,” “anticipate,” “predict,” “intend,” “plan,” “estimate,” “may,” “will,” “should,” “could” and similar expressions and their negatives are intended to identify such statements, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the company and the company’s expectations, beliefs and intentions. Forward-looking statements are not guarantees of future performance, anticipated trends or growth in businesses, or other characterizations of future events or circumstances and are to be interpreted only as of the date on which they are made. Neither QuadraMed nor any other person undertakes any obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statement. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially and adversely from those anticipated in these forward-looking statements for many reasons, including failure to obtain stockholder approval of the proposed merger; failure to obtain, delays in obtaining or adverse conditions contained in any required approvals; failure to consummate or delay in consummating the transaction for other reasons, in addition to the risks faced by QuadraMed described in documents filed with the Securities and Exchange Commission (“SEC”) from time to time. QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

Important Additional Information About the Transaction

In connection with the proposed transaction, QuadraMed will file with the SEC a proxy statement and relevant documents concerning the proposed transaction. QuadraMed urges investors and security holders to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about QuadraMed and the proposed transaction. QuadraMed’s SEC filings, including the proxy statement and any other transaction-related filings (when they become available), may be obtained free of charge at the SEC’s website at www.sec.gov (QuadraMed has CIK No. 0001018833), in the Investor Relations section of QuadraMed’s website, www.quadramed.com by clicking on “Investors,” then “SEC Filings,” or on the NASDAQ’s website at www.nasdaq.com. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by QuadraMed by contacting QuadraMed Investor Relations at 703-709-2300, or the SEC at 800-SEC-0330 for the location of its nearest public reference room. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

QuadraMed and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from QuadraMed’s stockholders in connection with the transaction. Information regarding the interests of such directors and executive officers (which may be different than those of QuadraMed’s stockholders generally) will be included in the proxy statement relating to the proposed transaction when it becomes available. In addition, information about QuadraMed’s executive officers and directors is available in its proxy statement previously filed with the SEC on April 30, 2009. Free copies of these documents may be obtained using the contact information above.

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QuadraMed is a registered trademark of QuadraMed Corporation. All other trademarks are the property of their respective holders.